Exhibit 3.331

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “PORTAGE PARTNER, LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 2013, AT 5:16 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5319377 8100 130438747	AUTHENTICATION: 0360270 DATE: 04-15-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

PORTAGE PARTNER, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is Portage Partner, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be. effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 12th day of April, 2013.

/s/ Christy S. Green
Christy S. Green
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:25 PM 04/15/2013
FILED 05:16 PM 04/15/2013
SRV 130438747 - 5319377 FILE